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                                                                      Exhibit 16

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


February 4, 1999


Ladies and Gentlemen:


                        Integrated Orthopaedics, Inc.

We have read Item 4 of Integrated Orthopaedics, Inc. Form 8-K dated February 3, 1999 and are in agreement with the statements contained in paragraphs 4(a) through (d) therein, in so far as such statements relate to us.



Yours very truly,


/s/ PricewaterhouseCoopers, LLP



PricewaterhouseCoopers, LLP